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                             [RICHARDS & O'NEIL, LLP LETTERHEAD]


                                                        December 22, 1995

Staff Builders, Inc.
1983 Marcus Avenue
Lake Success, New York  11042


Dear Sirs:

          We have acted as counsel to Staff Builders, Inc. a Delaware corporation (the "Company"), in connection with the proposed issuance and sale of 601,984 shares of the Company's Class A common stock (the "Class A Common Stock") underlying warrants (the "Warrants") issued by the Company to Whale Securities Co., L.P., pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

          As counsel to the Company, we have reviewed the various corporate proceedings taken by the Company in connection with the authorization and reservation for issuance of the shares of the Class A Common Stock issuable upon exercise of such Warrants. In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company and other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter expressed. We also have assumed that all meetings, the minutes or certified extracts of which have been submitted to us, were properly convened and held and that all resolutions voted upon at such meetings were properly proposed and passed.

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Staff Builders, Inc.
December 22, 1995
Page 2



          For purposes of this opinion, we have assumed, without any independent investigation or verification of any kind the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us as originals and the conformity to original documents and completeness of all documents submitted to us as certified, conformed or photostatic copies.

          Based upon and subject to the foregoing, we are of the opinion that the shares of Class A Common Stock issuable upon exercise of the Warrants have been duly and validly authorized and reserved for issuance by the Company upon such exercise and, when delivered upon exercise of the Warrants against payment therefor in accordance with the provisions of the Warrants will be legally and validly issued, fully paid and non-assessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein.


                                           Very truly yours,

                                           /s/ RICHARDS & O'NEIL, LLP